                                                                    EXHIBIT 99.1

                             LETTER OF TRANSMITTAL

             TO TENDER 10% SENIOR SECURED NOTES DUE 2006, SERIES A
          IN EXCHANGE FOR 10% SENIOR SECURED NOTES DUE 2006, SERIES B

                                      OF

                           PLASTIC CONTAINERS, INC.

 THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON       , 1997,
 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF 10% SENIOR SECURED NOTES DUE 2006, SERIES A (THE "OLD NOTES") MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


                      The Exchange Agent for the Offer is

                    UNITED STATES TRUST COMPANY OF NEW YORK


                                 By Facsimile

        By Mail:                 Transmission:                By Hand:



   United States Trust          (212) 420-6152           United States Trust
         Company                                               Company
       of New York           Confirm by telephone:           of New York
      P.O. Box 844                                          111 Broadway
     Cooper Station             (800) 548-6565               Lower Level
   New York, New York                                  Corporate Trust Window
       10276-0844                                        New York, New York

                             By Overnight Courier:

                          United States Trust Company
                                  of New York
                                 770 Broadway
                           New York, New York 10003
                          Attention: Corporate Trust

  DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

  ALL CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS
GIVEN TO THEM IN THE PROSPECTUS DATED        , 1997, RELATING TO THIS OFFER
(THE "PROSPECTUS").

  This Letter of Transmittal is to be used by Holders of Old Notes if certificates representing Old Notes are to be physically delivered to the Depositary herewith by such Holders. This Letter of Transmittal will also be deemed to have been executed and delivered with respect to all Old Notes tendered in the Offer pursuant to the Automated Tender Offer Program of The Depository Trust Company ("DTC"). Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

  Your bank or broker can assist you in completing this Letter of Transmittal. The instructions included herein must be followed. Questions and requests for assistance may be directed to the Exchange Agent at its address and telephone number given in Instruction 9 to this Letter of Transmittal. Requests for copies of the Prospectus, this Letter of Transmittal or other documents may be directed to the Exchange Agent, and copies will be furnished promptly at the expense of Plastic Containers, Inc.

  List below the Old Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or an integral multiple thereof.


                             DESCRIPTION OF NOTES
-------------------------------------------------------------------------------

NAME(S) AND
ADDRESS(ES)
    OF
 HOLDER(S)                    AGGREGATE
  (PLEASE                     PRINCIPAL      PRINCIPAL
FILL IN IF    CERTIFICATE       AMOUNT         AMOUNT
  BLANK)        NUMBERS*    REPRESENTED**     TENDERED
------------------------------------------------------
                                          ------------
                                          ------------
                                          ------------
                                          ------------
              TOTAL PRINCI-
              PAL  AMOUNT OF
              NOTES

-------------------------------------------------------------------------------
  * Need not be completed by holders tendering by book-entry transfer (see below).
 ** Unless otherwise indicated in the column labeled "Principal Amount
    Tendered," and subject to the terms and conditions of the Prospectus, a holder will be deemed to have tendered the entire aggregate principal amount represented by the Old Notes indicated in the column labeled "Aggregate Principal Amount Represented." See Instruction 2.

                   NOTE: SIGNATURES MUST BE PROVIDED BELOW.
             PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

  By execution hereof, the undersigned acknowledges receipt of the Prospectus
dated       , 1997 (the "Prospectus") of Plastic Containers, Inc., a Delaware
corporation (the "Company"), (which Prospectus, together with this Letter of Transmittal and the instructions hereto, constitutes the "Offer") offering to exchange $1,000 principal amount of the Company's 10% Senior Secured Notes due 2006, Series B (the "New Notes") for each $1,000 principal amount of the Company's 10% Senior Secured Notes due 2006, Series A (the "Old Notes"). Upon the terms and subject to the conditions of the Offer, the undersigned hereby tenders to the Company the principal amount of Old Notes indicated in the box above.

  Subject to and effective upon the acceptance for exchange of Old Notes tendered hereby, by executing and delivering this Letter of Transmittal, the undersigned (i) irrevocably sells, assigns and transfers to or upon the order of the Company all rights, title and interest in and to all the Old Notes tendered hereby, and (ii) irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as agent of the Company) with respect to such tendered Old Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Old Notes, or transfer ownership of such Old Notes on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, (b) present such Old Notes for transfer on the register for the Old Notes, and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Offer.

  The Company will be deemed to have accepted for exchange all validly tendered Old Notes (or defectively tendered Old Notes with respect to which the Company has waived such defect) if, as and when the Company gives oral or written notice thereof to the Exchange Agent.

  Tenders of Old Notes may be withdrawn by written notice of withdrawal received by the Exchange Agent at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See Instruction 1 to this Letter of Transmittal. In the event of a termination of the Offer, the Old Notes tendered pursuant to the Offer will be returned to the tendering Holder promptly. Tenders of Old Notes may also be withdrawn if the Offer is terminated without any Old Notes being purchased thereunder or as otherwise provided in the Prospectus. In the event of a termination of the Offer, the Old Notes tendered pursuant to the Offer will be returned to the tendering Holder promptly.

  The Offer is being made in accordance with the interpretive advice given by the staff of the Securities and Exchange Commission (the "SEC") in connection with transactions similar to the Offer, so that the New Notes issued pursuant to the Offer in exchange for the Old Notes may in general be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. See, e.g., Morgan Stanley & Co. Incorporated (SEC Interpretive Letter, June 5, 1991), Exxon Capital Holdings Corporation (SEC Interpretive Letter, April 13, 1988), and Shearman & Sterling (SEC Interpretive Letter, July 2, 1993). If the undersigned were to be participating in the Offer for the purposes of distributing securities in a manner not permitted by the interpretive advice described in the preceding sentence, the undersigned would be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. The Company has not requested and does not expect to request an SEC interpretive letter with respect to the Offer.

  The undersigned agrees that the Company reserves the right not to accept tendered Old Notes from any tendering holder if the Company determines, in its sole and absolute discretion, that such acceptance could result in a violation of applicable securities laws.

  The undersigned represents that (i) the New Notes acquired pursuant to the Offer are being obtained in the ordinary course of business of the persons receiving New Notes (which shall be the undersigned unless otherwise indicated in the box entitled "Special Issuance Instructions" below) (the "Recipient"),
(ii) neither the undersigned nor the Recipient (if different) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of such New Notes, and (iii) neither the undersigned nor the Recipient (if different) is an "affiliate" of the Company as defined in Rule 405 under the Securities Act. If the undersigned is a broker-dealer, the undersigned further (x) represents that it acquired Old Notes for the undersigned's own account as a result of market-making activities or other trading activities, (y) represents that it has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the New Notes to be received in the Offer, and (z) acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act (for which purposes delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with the resale of New Notes received in the Offer. Such a broker-dealer will not be deemed, solely by reason of such acknowledgment and prospectus delivery, to be admitting that it is an "underwriter" within the meaning of the Securities Act.

  The Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth in the Prospectus under the caption "The Exchange Offer--Condition to the Exchange Offer," to terminate the Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Offer.

  The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Offer and has full power and authority to tender, exchange, assign and transfer the Old Notes tendered hereby, and that when the same are accepted for exchange by the Company, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of Old Notes tendered hereby.

  The undersigned agrees that all authority conferred or agreed to be conferred by this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

  Tenders of the Old Notes pursuant to any one of the procedures described in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering" and in the instructions hereto will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Offer.

  The first interest payment following the Expiration Date will include interest on the Old Notes accrued through the Expiration Date, which will be the date of issuance of the New Notes.

  Under certain circumstances set forth in the Prospectus, the Company may not be required to accept for purchase any of the Old Notes tendered (including any Old Notes tendered after the Expiration Date). Any Old Notes not accepted for purchase will be returned promptly to the undersigned at the address set forth above, unless otherwise indicated herein under "Special Delivery Instructions" below.

  Delivery and surrender of the Notes will not be effective, and the risk of loss of the Old Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of this Letter of Transmittal, or a facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority, the certificates evidencing the Old Notes being delivered (if any), and any other required documents in form satisfactory to the Company. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Old Notes will be determined by the Company in its sole discretion, which determination shall be final and binding.

  Unless otherwise indicated herein under "Special Issuance Instructions," the undersigned hereby requests that any New Notes issued to the undersigned in the Offer, and any Old Notes representing principal amounts not tendered or not accepted for exchange, be issued in the name(s) of the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any New Notes issued to the undersigned in the Offer, and any Old Notes representing principal amounts not tendered or not accepted for purchase, be delivered to the undersigned at the address(es) shown above. The Company has no obligation pursuant to the "Special Issuance Instructions" box or "Special Delivery Instructions" box to transfer any Old Notes from the name of the holder(s) thereof if the Company does not accept for exchange any of the principal amount of such Old Notes so tendered.

                                PLEASE SIGN HERE
            (TO BE COMPLETED BY ALL TENDERING HOLDERS OF OLD NOTES)

   This Letter of Transmittal must be signed by the Holder(s) of Old Notes tendered herewith exactly as their name(s) appear(s) on certificate(s) for such Old Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to the Company of such person's authority so to act. See Instruction 3 below.

   If the signature appearing below is not of the Holder(s) of the Notes, then this Letter of Transmittal must be delivered with a valid proxy of the Holder(s).
 X............................................................................
 X............................................................................
         SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY
 Date: ................................................................ , 1997


 Name(s): ....................................................................
                            (PLEASE TYPE OR PRINT)

 Capacity: ...................................................................

 Address: ....................................................................

 .............................................................................
                             (INCLUDING ZIP CODE)

 Area Code and Telephone No.: ................................................

            MEDALLION SIGNATURE GUARANTEE (SEE INSTRUCTION 4 BELOW) CERTAIN SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.

 .............................................................................
            (NAME OF ELIGIBLE INSTITUTION GUARANTEEING SIGNATURES)

 .............................................................................
  (ADDRESS (INCLUDING ZIP CODE) AND TELEPHONE NUMBER (INCLUDING AREA CODE) OF
                               INSTITUTION FIRM)

 .............................................................................
                            (AUTHORIZED SIGNATURE)

 .............................................................................
                                (PRINTED NAME)

 .............................................................................
                                    (TITLE)

 Dated: ............................................................... , 1997

    SPECIAL ISSUANCE INSTRUCTIONS            SPECIAL DELIVERY INSTRUCTIONS
   (SEE INSTRUCTIONS 2, 3, 4 AND 5)         (SEE INSTRUCTIONS 2, 3, 4 AND 5)


  To be completed ONLY if certifi-         To be completed ONLY if certifi-
 cates for New Notes, or for Old          cates for New Notes, or for Old
 Notes in a principal amount not          Notes in a principal amount not
 tendered or not accepted for ex-         tendered or not accepted for ex-
 change, are to be issued in the          change, are to be sent to someone
 name of someone other than the per-      other than the person or persons
 son or persons whose signature(s)        whose signature(s) appear(s) on
 appear(s) on this Letter of Trans-       this Letter of Transmittal, or to
 mittal.                                  an address different from that
                                          shown in the box entitled "Descrip-
                                          tion of Notes" in this Letter of
                                          Transmittal.

 Issue:  [_] New Notes to:
    [_] Old Notes to:

    (check as applicable)
                                          Deliver:  [_] New Notes to:

 Name: ______________________________             [_] Old Notes to:
        (PLEASE TYPE OR PRINT)                    (check as applicable)
    _______________________________       Name: ______________________________
        (PLEASE TYPE OR PRINT)                   (PLEASE TYPE OR PRINT)
 Address: ___________________________     Address: ___________________________
 ____________________________________     ____________________________________
              (ZIP CODE)                               (ZIP CODE)
 ____________________________________
    (TAX IDENTIFICATION OR SOCIAL
           SECURITY NUMBER)

                                 INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

  1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND CERTIFICATES FOR OLD NOTES; BOOK-ENTRY CONFIRMATIONS; WITHDRAWAL OF TENDERS. For a holder validly to tender Old Notes pursuant to the Offer, a confirmation of any book-entry transfer into the Exchange Agent's account with DTC of Notes tendered electronically, or physical delivery of certificates for Old Notes, as well as a properly completed and duly executed copy or facsimile of this Letter of Transmittal, together with any signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent, at one of its addresses set forth at the head of this Letter of Transmittal, prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes pursuant to the Offer will be accepted prior to the time and in the manner described in the preceding sentence and otherwise in compliance with this Letter of Transmittal. No provision has been made for the delayed guaranteed delivery of Old Note certificates. The method of delivery of this Letter of Transmittal, certificates representing Old Notes and all other required documents to the Exchange Agent is at the election and risk of holders. If such delivery is by mail, it is suggested that holders use properly insured registered mail, return receipt requested, and that the mailing be made sufficiently in advance of the expiration of the Offer to permit delivery to the Exchange Agent prior thereto. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Exchange Agent. This Letter of Transmittal and Old Notes should be sent only to the Exchange Agent, not to the Company.

  Tenders of Old Notes may be withdrawn by written notice of withdrawal received by the Exchange Agent by mail, hand delivery or facsimile transmission. Notice of withdrawal of tendered Old Notes, to be effective, must (i) be received by the Exchange Agent, at one of its addresses set forth at the head of this Letter of Transmittal, prior to 5:00 p.m., New York City time, on the Expiration Date, (ii) specify the name of the holder of the Old Notes to be withdrawn, (iii) contain a description of the Old Notes to be withdrawn, the certificate numbers shown on the particular certificates representing such Old Notes, and the aggregate principal amounts represented by such Old Notes, and (iv) be signed by the holder of such Old Notes in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees), or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of the Old Notes into the name of the persons withdrawing such Old Notes. The signature(s) on the notice of withdrawal of any tendered Old Notes must be guaranteed by an Eligible Institution unless such Old Notes were tendered for the account of an Eligible Institution. If the Old Notes to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the notice of withdrawal even if physical release is not yet effected.

  2. PARTIAL TENDERS AND CONSENTS. Tenders of Old Notes pursuant to the Offer will be accepted only in principal amounts equal to $1,000 or an integral multiple thereof. If less than the entire principal amount of any Old Notes evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the last column of the box entitled "Description of Notes" herein. The entire principal amount represented by the certificates for all Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. The entire principal amount of all Old Notes not tendered or not accepted for purchase will be sent to the person(s) signing this Letter of Transmittal unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 4), promptly after the Old Notes are accepted for purchase.

  3. SIGNATURES ON THIS LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES. The signature(s) of the holder(s) on this Letter of Transmittal must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in the DTC system whose name is shown as the owner of the Old Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

  IF THIS LETTER OF TRANSMITTAL IS EXECUTED BY A PERSON OR ENTITY WHO IS NOT THE REGISTERED HOLDER, THEN THE REGISTERED HOLDER MUST SIGN A VALID BOND POWER AND PROXY, WITH THE SIGNATURE OF SUCH REGISTERED HOLDER MEDALLION GUARANTEED BY A RECOGNIZED MEMBER OF THE MEDALLION SIGNATURE GUARANTEE PROGRAM OR OTHER SIMILAR PROGRAM HEREIN REFERRED TO AS AN "ELIGIBLE INSTITUTION."

  If any of the Old Notes tendered hereby are registered in the name of two or more holders, all such holders must sign this Letter of Transmittal. If any tendered Old Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.

  If this Letter of Transmittal is signed by a registered holder of Old Notes, and certificates for any principal amount of New Notes, or Old Notes not tendered or not accepted for exchange, are to be issued, reissued or returned to such holder, then the holder need not endorse any certificates for tendered Old Notes nor provide a separate bond power. In any other case (including if this Letter of Transmittal is not signed by a registered holder), the registered holder(s) must either properly endorse the certificates for Old Notes tendered or transmit a separate properly completed bond power with this Letter of Transmittal (in either case, executed exactly as the name(s) of the holder(s) appear(s) on such Old Notes) with the signature on the endorsement or bond power guaranteed by an Eligible Institution, unless such certificates or bond powers are executed by an Eligible Institution.

  If this Letter of Transmittal or any certificates for Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted with this Letter of Transmittal.

  Endorsements on certificates for Old Notes, and signatures on bond powers, proxies and Consents provided in accordance with this Instruction 3 by holders not executing this Letter of Transmittal, must be guaranteed by an Eligible Institution.

  Signatures on this Letter of Transmittal need not be guaranteed if the Old Notes tendered thereby are tendered (i) by the registered holder thereof, unless such holder has completed the box entitled "Special Delivery Instructions" in this Letter of Transmittal, or (ii) for the account of an Eligible Institution that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States). In all other cases, all signatures on these Letters of Transmittal accompanying Old Notes must be guaranteed by an Eligible Institution.

  4. SPECIAL ISSUANCE AND SPECIAL DELIVERY INSTRUCTIONS. Tendering Holders should indicate in the applicable box or boxes the name and address to which New Notes, or Old Notes in principal amounts not tendered or not accepted for exchange, are to be issued or sent, if different from the name and address of the holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification number of the person named must also be indicated. If no instructions are given, Old Notes not tendered or not accepted for exchange will be returned to the Holder of the Old Notes tendered. Any such Old Notes tendered by book-entry transfer and not accepted for purchase will be returned by crediting the account at DTC of such holder.

  5. TRANSFER TAXES. The Company will pay all transfer taxes applicable to the exchange and transfer of Old Notes for New Notes pursuant to the Offer, unless the box entitled "Special Issuance Instructions" above has been completed.

  Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

  6. IRREGULARITIES. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Old Notes will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Old Notes that are not in proper form or the acceptance of which would, in the Company's opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Offer (including the instructions in this Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Old Notes or accompanying deliveries of Consents must be cured within such reasonable time as the Company determines, unless waived by the Company. Tenders of Old Notes shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. None of the Company, the Exchange Agent or another person will be under any duty to give notice of any defects or irregularities in tenders of Old Notes, or will incur any liability to holders for failure to give any such notice.

  7. WAIVER OF CONDITIONS. The Company expressly reserves the absolute right, in its sole discretion, to amend or waive any of the conditions to the Offer, in whole or in part, at any time and from time to time.

  8. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES FOR OLD NOTES. Any holder whose certificates for Old Notes have been mutilated, lost, stolen or destroyed should write or telephone the Exchange Agent at the address or telephone number set forth in Instruction 9 below.

  9. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance may be directed to the Customer Service Department at United States Trust Company of New York, the Exchange Agent, 770 Broadway, New York, New York 10003, Telephone 1-800-548-6565. Requests for copies of the Prospectus, this Letter of Transmittal or other documents may also be directed to the Exchange Agent, and copies will be furnished promptly at the Company's expense.